Exhibit 10(p)

         THE SECURED CONVERTIBLE PROMISSORY NOTE EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUA13LE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 19332 AS AMENDED (THE "1933 ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) MAKER HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO MAKER, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

                       SECURED CONVERTIBLE PROMISSORY NOTE

                                                              September 30, 1999

    FOR VALUE RECEIVED, the undersigned, GENERAL AUTOMATION, INC., a Delaware corporation ("Maker"), promises to pay to the order of

    ., a California limited partnership ("Payee", Payee and any subsequent holder(s) hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of

    ., together with interest on the outstanding principal balance hereof from the date hereof at the Base Rate (as such term is defined in the Loan Agreement by and between Maker and Payee of even date herewith (the "Loan Agreement")). All interest hereunder shall be calculated based on a 360-day year and paid for the actual number of days elapsed.

    Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of November, 1999, and subsequent installments being payable on the first (lst) day of each succeeding month thereafter until the Maturity Date (as such term is defined in the Loan Agreement), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

    The indebtedness evidenced hereby may be prepaid in whole or in part at any time and from time to time, without penalty, subject to the terms of the Loan Agreement. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof

    This Note will be a fully-registered note on the books of Maker and will be issued only in fully-registered form. Maker will cause to be kept at its principal office a register for the registration and transfer of the Notes. The name and address of each Holder hereof, the transfer thereof and the names and addresses of any transferee hereof or any interest therein, shall be recorded in such register. Until a transfer hereof is duly registered on the books of Maker, Maker may treat the registered Holder thereof as the owner for all purposes. This Note is subject to the restrictions on transfer set forth herein and in the Loan Agreement.

    Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above, which default is not cured following the giving of any applicable notice and within five (5) business days; or in the event that any default or event of default shall occur under the Loan Agreement, which default or event of default is not cured following the giving of any applicable notice and within any applicable cure period set forth in said Loan Agreement; or should any default by Maker be made in the performance or observance of any covenants or conditions contained in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the loan agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at the Default Rate (as such term is defined in the Loan Agreement), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

    In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all actual reasonable attorney's fees and all court costs.

    Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

    The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee as more specifically described in the Loan Agreement.

    Payment of this Note is secured by a security interest in all assets of Maker pursuant to a Security Agreement a Pledge Agreement a Patent and Trademark Security Agreement and Copyright Security Agreement each dated as of the date hereof (collectively, the "Security Agreements").

    All or any portion of this Note, including accrued interest, is convertible at the option of the Holder at any time prior to the Maturity Date into shares of Maker's Common Stock (Conversion Stock") at the Conversion Rate (as such term is defined in the Loan Agreement) and shall also automatically convert at the Conversion Rate under certain circumstances more particularly described in the Loan Agreement. The Holder of this Note shall give Maker five (5) business days' written notice of his election to convert setting forth the name and address of such Holder and the amount of the principal and accrued interest of the Note to be converted. Holder shall tender this Note to Maker together with such election. Maker shall deliver the shares issuable upon conversion hereof within fifteen (15) business days after receipt of such conversion notice. If less than all of this Note is converted in shares of stock, Maker shall issue to Holder a new note for the remaining principal amount together with an acknowledgment of the remaining accrued interest hereon.

    The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Note or the Conversion Stock issued or issuable upon conversion hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Note or Conversion Stock, as the case may be, unless either (i) Maker has received an opinion of counsel, in form and substance reasonably satisfactory to Maker, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

    By acceptance of this Note, the Holder hereby represents, warrants and covenants that any shares of stock purchased upon conversion of this Note shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof, that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of Maker such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in Maker; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the conversion of this Note for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to conversion of this Note will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights granted to the Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of conversion of this Note, and even then will not be available unless a public market then exists for the stock, adequate information concerning Maker is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder upon conversion of this Note may have affixed thereto a legend substantially in the following form:

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


    All shares of common stock issuable upon conversion of this Note shall be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Investors' Rights Agreement dated September 30, 1999, by and among the Maker and the original Payee hereof.

    Subject to and under the circumstances set forth in the Loan Agreement, Payee has agreed to subordinate its rights under the Loan Agreement, this Note and the Loan Documents (as such term is defined in the Loan Agreement) to certain senior debt, capital lease and similar obligations.

    All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed by law (the "Maximum Rate"). If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby:

    This Note is tended as a contract under and shall be construed and enforceable in accordance with the laws of the State of California, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

                  MAKER:

                  GENERAL AUTOMATION, INC., a Delaware corporation

                  By:

                  Title: